Exhibit 99.1

Liberty Resources Acquisition Corp. Confirms Extended Period to Consummate Initial Business Combination

New York, New York – November 14, 2023 – Liberty Resources Acquisition Corp. (“Liberty” or the “Company”) (Nasdaq: LIBY, LIBYW, LIBYU), a special purpose acquisition company, announced today that it caused to be deposited $150,000 into the Company’s trust account for its public stockholders, allowing the Company to extend the period of time the Company has to consummate its initial business combination by one month from November 8, 2023 to December 8, 2023 (the “Extension”).The Extension is permitted under the Company’s governing documents.

Liberty Resources Acquisition Corp.

Liberty Resources Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by Liberty Fields LLC.

Contact

Garry Richard Stein

Liberty Resources Acquisition Corp.

Phone: 1-305-809-7217